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                                   Exhibit ll

                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                                      Two Quarters Ended
                                               ---------------------------------
                                               July 30, 1995       July 31, 1994
                                               --------------      -------------
PRIMARY

Net income                                     $   1,676,000       $   1,334,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding               (31,000)                 -
                                               --------------      -------------
Net income used in calculation of primary
    income per share                           $   1,645,000       $   1,334,000
                                               =============       =============


Weighted average number of common shares
    outstanding during the period                  4,608,000           4,797,000

Add - common  equivalent  shares
    (determined using the "treasury stock"
    method)representing shares issuable
    upon exercise of stock options                   341,000             180,000
                                               -------------       -------------

Weighted average number of shares used in
    calculation of primary income per share        4,949,000           4,977,000
                                               =============       =============

Primary income per common share                $         .33       $         .27
                                               =============       =============


FULLY DILUTED

Net income used in calculation of primary
    income per share                           $   1,645,000       $   1,334,000
                                               =============       =============

Weighted average number of common shares
    outstanding during the period                  4,608,000           4,797,000

Add - common  equivalent  shares
    (determined using the "treasury stock"
    method)representing shares issuable
    upon exercise of stock options                   341,000             181,000
                                               -------------       -------------

Weighted average number of shares used in
    calculation of fully diluted income
    per share                                      4,949,000           4,978,000
                                               =============       =============


Fully diluted income per common share          $         .33       $         .27
                                               =============       =============
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